[Letterhead of Southwestern Energy Company]




                                   November 16, 1995




Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza, Suite 4300
New York, New York  10006
Ladies and Gentlemen:

          I am Assistant Secretary of Southwestern Energy Company, an Arkansas corporation (the "Company"), and as such have acted as the Company's advisor in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3, as amended (the "Registration Statement"), relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of the Company's debt securities up to an aggregate initial public offering or purchase price of U.S. $250,000,000, or the equivalent thereof, to be issued in one or more series in accordance with the provisions of an indenture dated as of December 1, 1995 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

          I have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below I have assumed and have not verified that the signatures on all documents which I have examined are genuine.

          Based on the foregoing, it is my opinion that the execution and delivery by the Company of the Indenture have been duly authorized by all necessary corporate action of the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, as to which no opinion is expressed, the Indenture, when duly executed and delivered by the Company, will constitute a legal, valid, binding and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

          In rendering this opinion, I express no opinion other than as to the law of the State of Arkansas.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Legal Matters" in the Prospectus without admitting that I am an "expert" under the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                         Very truly yours,


                         Jeffrey L. Dangeau
                           Assistant Secretary,
                           Southwestern Energy Company